UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GMO TRUST
(Name of Registrant as Specified In Its Charter)

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This Proxy Statement is Available at:

http://www.gmo.com/websitecontent/SmallMidProxyStatement.pdf

GMO TRUST

GMO U.S. Small/Mid Cap Fund

40 Rowes Wharf

Boston, Massachusetts 02110

(617) 330-7500

PROXY STATEMENT IN CONNECTION WITH SOLICITATION OF WRITTEN CONSENT

INTRODUCTION

This Proxy Statement is being furnished to shareholders of GMO U.S. Small/Mid Cap Fund (f/k/a GMO U.S. Small/Mid Cap Value Fund) (the “Fund”), a series of GMO Trust (the “Trust”), in connection with the solicitation of written consent by the Board of Trustees of the Trust (the “Board”) for action to be taken by written consent in lieu of a meeting of the shareholders (the “Written Consent”). A form of the Written Consent is attached as Exhibit A.

The Trust is organized as a Massachusetts business trust and is not required to hold annual meetings. The Trust currently has fifty-seven (57) series, but only the Fund is the subject of this Proxy Statement and only shareholders of the Fund are being provided with this Proxy Statement and the Written Consent. The Trust’s Amended and Restated Agreement and Declaration of Trust (the “Declaration”) permits any action to be taken by shareholders to be taken without a meeting if shareholders holding a majority of shares entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders.

This Proxy Statement and Written Consent are first being mailed to shareholders of the Fund on or about August [    ], 2012. Shareholders who wish to approve the proposal set forth below are requested to promptly execute and submit their Written Consents to the Trust.

As further described below, shareholders of the Fund are being asked to consider and approve a new management contract between the Trust, on behalf of the Fund, and Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”), the investment manager to the Fund.

The Board unanimously recommends that you approve the new management contract between the Trust, on behalf of the Fund, and GMO. Shareholders of record as of the close of business on June 15, 2012 (the “Record Date”) are entitled to receive this Proxy Statement and the accompanying Written Consent. Copies of this Proxy Statement are also available to shareholders of the Fund at: http://www.gmo.com/websitecontent/SmallMidProxyStatement.pdf.

This Proxy Statement should be kept for future reference. The most recent shareholder report for the Fund, dated February 29, 2012, has been previously mailed to shareholders. If you would like to receive additional copies of this Proxy Statement or the shareholder report free of charge, please contact the Trust by writing to Shareholder Services at GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect at 1-617-346-7646. Requested copies of this Proxy Statement or the shareholder report will be sent by first class mail within three business days of the receipt of the request.

PROPOSAL: APPROVAL OF AMENDED AND RESTATED MANAGEMENT CONTRACT FOR

THE FUND

Overview. Shareholders of the Fund are being asked to consider an amended and restated management contract (the “New Management Contract”) between the Trust, on behalf of the Fund, and Grantham, Mayo, Van Otterloo & Co. LLC, the investment manager to the Fund (“GMO” or the “Manager”). The New Management Contract provides that the Fund shall pay GMO an annual management fee equal to 0.45% of the Fund’s average daily net assets (the “Management Fee”). The New Management Contract is described in additional detail below under “Description of Current and New Management Contracts.” The Board, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Trustees”), approved the New Management Contract at an in-person meeting held on June 12, 2012, and recommends that shareholders of the Fund approve the New Management Contract by executing and returning to the Trust the copy of the Written Consent enclosed with this Proxy Statement.

Description of Current and New Management Contracts. GMO currently serves as the investment manager to the Fund pursuant to a management contract between the Trust, on behalf of the Fund, and GMO executed as of August 29, 2005 (the “Current Management Contract”). The Current Management Contract was approved by the Fund’s initial shareholder on August 29, 2005, and provides that it will terminate after an initial two-year term unless it is re-approved annually by the Fund’s Board, including a majority of the Independent Trustees. The Board, including the Independent Trustees, last approved the continuation of the Current Management Contract on June 12, 2012. Please see Exhibit B for a discussion of the Board’s considerations in approving the Current Management Contract.

Under the Current Management Contract, the Fund pays GMO an annual management fee equal to 0.31% of the Fund’s average daily net assets. As noted above, under the New Management Contract, the annual management fee to be paid by the Fund to GMO would be increased to 0.45% of the Fund’s daily net assets. The form of New Management Contract is included as Exhibit C.

Comparison of Current and Proposed Fees and Expenses. Set forth below is a comparison, as of February 29, 2012, of (a) the Fund’s current fees and operating expenses for Class III shares of the Fund under the Current Management Contract to (b) the Fund’s fees and operating expenses for Class III shares of the Fund under the proposed New Management Contract described above.

Comparison of Current and Proposed Fees and Expenses (as of February 29, 2012)

Annual Operating Expenses

Shareholder Fees – Class III

(fees paid directly from your investment)

	Current Shareholder Fees	Shareholder Fees if New Management Contract is Approved

Purchase premium (as a percentage of amount invested)	0.30%	0.30%
Redemption fee (as a percentage of amount redeemed)	0.30%	0.30%

Annual Fund Operating Expenses – Class III

(expenses that you pay each year as a percentage of the value of your investment)

	Current Annual Fund Operating Expenses	Annual Fund Operating Expenses if New Management Contract is Approved

Management fee	0.31%	0.45%
Shareholder service fee	0.15%	0.15%
Other expenses	1.38%	1.38%
Total annual operating expenses	1.84%	1.98%
Expense reimbursement	(1.38%)[1]	(1.38%)[1]
Total annual operating expenses after expense reimbursement	0.46%	0.60%

[1]

Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”) has contractually agreed to reimburse the Fund for the following expenses to the extent that they are borne by the Fund: audit expenses, fund accounting expenses, pricing service expenses, non-investment related tax expenses, transfer agency expenses, non-investment related legal expenses provided to the Fund by or at the direction of the Manager, federal securities law filing expenses, printing expenses, state and federal registration fees and custody expenses. The Manager also has agreed to waive and/or reduce the Fund’s management fees and shareholder service fees to the extent necessary to offset the management fees and shareholder service fees directly or indirectly paid to the Manager as a result of the Fund’s direct or indirect investments in other GMO Funds. Management fees and shareholder service fees will not be waived below zero. These waivers and reimbursements will continue through at least June 30, 2013, and may not be terminated prior to this date without the action or consent of the Fund’s Board of Trustees.

Example under Current Management Contract Compared to Example under New Management

Contract if New Management Contract is Approved

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated. The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same as those shown in the table. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	If you sell your shares				If you do not sell your shares
	1 Year*	3 Years	5 Years	10 Years	1 Year*	3 Years	5 Years	10 Years

Under Current Management Contract – Class III	$108	$508	$934	$2,120	$77	$475	$898	$2,079

Under New Management Contract – Class III	$122	$555	$1,014	$2,288	$91	$522	$979	$2,247

*	After reimbursement.

Management Fee Comparison. Set forth below is a comparison, for the fiscal year ended February 29, 2012, of (a) the actual management fees paid by the Fund to GMO under the Current Management Contract to (b) the hypothetical management fees that would have been paid by the Fund to GMO (in each case, after reimbursements by GMO to the Fund pursuant to the expense reimbursement arrangement discussed in footnote 1 on page 4 above) if the New Management Contract had been in effect during that period. Also set forth below is the percentage increase in management fees between the Current Management Contract and the New Management Contract.

Actual Management Fees Paid by the Fund to GMO under Current Management Contract	Hypothetical Management Fees Paid by the Fund to GMO under New Management Contract	Percentage Increase in Management Fees Between Current and New Management Contracts

$19,057	$27,663	45%

Comparison of Other Key Terms of the Management Contracts. Other than the management fee increase described above, the terms of the Current Management Contract and New Management Contract (each a “Contract”) are substantially the same. Under each Contract, GMO, under the supervision of the Board of Trustees, agrees to: (i) furnish continuously an investment program for the Fund, make investment decisions on behalf of the Fund and place all orders for the purchase and sale of its portfolio securities and (ii) furnish office space and equipment, provide bookkeeping and clerical services (excluding determination of net asset value, shareholder accounting services and the fund accounting services for the Fund being supplied by an administrator as the Fund may engage from time to time) and pay all salaries, fees and expenses of officers and Trustees of the Trust who are affiliated with GMO. GMO also is responsible for selecting brokers and dealers and for negotiating brokerage commissions and dealer charges.

Each Contract provides that, after its initial two-year term, it continues in effect from year to year, but only as long as its continuance is specifically approved at least annually (a) by the vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees, or by the vote of a majority of the outstanding voting securities of the Fund. The Current Management Contract will terminate on July 1, 2013 unless its continuation is approved in the manner described above. If approved by shareholders, the New Management Contract would terminate two years after its effective date (currently expected to be September 30, 2012) unless its continuation is approved in the manner described above. Each Contract may be terminated at any time, without the payment of any penalty, by the vote of a “majority of the outstanding voting securities” of the Fund or by the Board of Trustees, in each case on 60 days’ written notice, or by GMO on 60 days’ written notice. Each Contract terminates automatically in the event of its assignment.

Each Contract provides that in the absence of willful misfeasance, bad faith or gross negligence on the part of GMO, or reckless disregard of its obligations and duties under the Contract, GMO shall not be subject to any liability to the Trust, or to any shareholder of the Trust, for any act or omission in the course of, or connected with, rendering services under the Contract.

Board Considerations of the New Management Contract. At a meeting of the Trust’s Board held on May 11, 2012, the Board considered the terms of the proposed New Management Contract. At an in-person meeting held on June 12, 2012, the Board, including all of the Independent Trustees, approved the New Management Contract and recommended approval of the New Management Contract by the Fund’s shareholders.

In connection with its consideration of the New Management Contract, the Board met privately with its independent legal counsel and independent compliance consultant on May 11, 2012. In addition to the information the Board took into account in connection with its approval of the Current Management Contract on June 12, 2012, as described in Exhibit B, the Board also considered the following factors, among others:

•

The Fund’s management fee under the Current Management Contract does not adequately reflect the resources required to manage the Fund and the limited scalability of funds investing principally in the U.S. small/mid cap investment universe.

•

The Fund’s management fee under the New Management Contract would compare favorably to the management fees paid by other similar funds and would remain in the lowest (most favorable) quartile of fees paid by a group of peer funds selected by a third-party data service.

•

The Fund’s current estimated total expenses (after waivers and reimbursements) under the New Management Contract would remain well below the median of expenses borne by a group of peer funds selected by a third-party data service.

After considering these factors, among others, the Board (including all of the Independent Trustees) concluded that the approval of the New Management Contract was in the best interests of the Fund. In reaching this conclusion the Board of Trustees did not give particular weight to any single factor identified above.

Required Vote. Because this Proxy Statement is being furnished to shareholders of the Fund in connection with an action to be taken by written consent in lieu of a meeting of the shareholders, approval of the New Management Contract requires the written consent of shareholders holding a majority (i.e., more than 50%) of the Fund’s outstanding shares. If written consents to approve the New Management Contract are not obtained from shareholders holding a majority of the Fund’s outstanding shares, the Current Management Contract will remain in effect, and the Board will consider other actions it deems in the best interest of the Fund.

THE TRUSTEES UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS APPROVE

THE NEW MANAGEMENT CONTRACT FOR THE FUND.

INFORMATION ABOUT GMO

GMO, 40 Rowes Wharf, Boston, Massachusetts 02110, provides management and shareholder services to the Fund, other funds of the Trust, privately offered funds and separately managed accounts. GMO is a private company, founded in 1977. As of May 31, 2012, GMO provided investment advisory services on a worldwide basis to more than $96 billion of client assets, including the GMO Funds and other investors, such as pension plans, endowments, and foundations.

Exhibit D sets forth information regarding GMO’s directors and chief executive officer.

Exhibit E sets forth Trustees and officers of the Trust who also hold positions with GMO or its affiliates.

Exhibit F sets forth information about securities owned by the Trustees and officers of the Trust who are not members of GMO in entities controlled by, or under common control with, GMO.

GMO does not currently act as investment adviser to another investment company with investment objectives and strategies that are similar to those of the Fund.

ADDITIONAL INFORMATION

Date for Receipt of Shareholders’ Proposals for Subsequent Meetings of Shareholders. The Trust’s Amended and Restated Agreement and Declaration of Trust does not provide for annual meetings of shareholders. The Trustees, however, may from time to time schedule special meetings. Shareholder proposals for inclusion in the Trust’s proxy statement for any subsequent meeting must be received by the Trust a reasonable period of time prior to any such meeting.

Financial Information. A copy of the Annual Report for the Fund for the most recent fiscal year ended (i.e., February 29, 2012), including financial statements, has previously been mailed to shareholders. Upon request, the Fund will furnish, without charge, to any of its shareholders, a copy of the Annual Report of the Fund for its most recent fiscal year and a copy of its semiannual report for any subsequent semiannual period. Requests may be made in writing to Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts 02110, Attn: Shareholder Services, or made by telephone by calling collect 1-617-346-7646.

Other Information. The costs of solicitation of written consents and expenses incurred in connection with the preparation of this Proxy Statement are being borne by GMO. In addition to soliciting written consents by mail, the Trustees, officers and employees of the Trust and/or GMO may solicit written consents in person or by telephone.

Only one copy of this Proxy Statement may be mailed to a shareholder holding shares in multiple accounts within the Fund. Additionally, unless the Trust has received contrary instructions, only one copy of this Proxy Statement will be mailed to an address that is shared by more than one shareholder. Additional copies of this Proxy Statement will be delivered promptly upon request. Requests may be made in writing to Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts 02110, Attn: Shareholder Services, or made by telephone by calling collect 1-617-346-7646.

FUND INFORMATION

General Information and Mailing Address. The Trust is an open-end registered management investment company under the 1940 Act, and is organized as a Massachusetts business trust. The Fund is a series of the Trust. The mailing address of the Trust and the Fund is 40 Rowes Wharf, Boston, Massachusetts 02110.

Manager. Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts 02110, serves as the Trust’s investment manager and administers the Trust’s business affairs. GMO expects to continue administering the Trust’s business affairs if the New Management Contract is approved.

In addition to the management fee the Fund pays GMO for the services provided to the Fund under the Current Management Contract, the Fund has adopted a Shareholder Service Plan under which the Fund pays GMO a shareholder service fee for client and shareholder service, reporting, and other support. Pursuant to the Shareholder Service Plan, the shareholder service fee is calculated based on average daily net assets at an annual rate of 0.15% for the Fund’s Class III shares. During the fiscal year ended February 29, 2012, the Fund paid $9,221 for shareholder services provided by GMO. GMO expects to continue to provide these shareholder services to the Fund under the Shareholder Service Plan if the New Management Contract is approved.

Distributor. Funds Distributor, LLC, 10 High Street, Suite 302, Boston, Massachusetts 02110, serves as the Trust’s distributor (the “Distributor”) on behalf of the Fund. The Distributor is not affiliated with GMO.

Share Ownership. As of the date of this Proxy Statement, only Class III shares of the Fund are outstanding. Please refer to Exhibit G for additional information about Class III shares and a list of persons known by the Fund to own beneficially 5% or more of the outstanding Class III shares the Fund as of May 31, 2012. Please refer to Exhibit H for additional information about ownership of Fund shares by the Trustees and principal executive officers of the Trust as of May 31, 2012. As of May 31, 2012, the Trustees and officers of the Trust as a group owned 1% or less of the outstanding shares of each class of shares of the Fund.

PLEASE PROMPTLY EXECUTE AND RETURN THE ENCLOSED WRITTEN CONSENT IF YOU WISH TO APPROVE THE NEW MANAGEMENT CONTRACT. A SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

August [    ], 2012

EXHIBIT A – FORM OF WRITTEN CONSENT

GMO TRUST

GMO U.S. Small/Mid Cap Fund

Written Consent to Action in Lieu of a Meeting of the Shareholders

The undersigned, holder(s) of shares of the GMO U.S. Small/Mid Cap Fund (the “Fund”), a series of GMO Trust, a Massachusetts business trust (the “Trust”), acting by written consent in lieu of a meeting pursuant to authority contained in Article V, Section 4 of the Trust’s Amended and Restated Agreement and Declaration of Trust, hereby consent and agree, by signing this written consent, to the adoption of the following resolutions and the filing of this Consent with the minutes of the meetings of the shareholders of the Fund, with the same effect as if such action had been taken by vote at a meeting of the shareholders duly called and held. This Consent is solicited on behalf of the Trust’s Board of Trustees (the “Board”).

WHEREAS, at the June 12, 2012 meeting of the Board, the Board, including the Independent Trustees voting separately, approved an Amended and Restated Management Contract with an increase in the management fee paid by the Fund to Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”), the Fund’s investment manager; and

WHEREAS, the Amended and Restated Management Contract also requires approval by the holders of at least a majority of the outstanding shares of the Fund; it is hereby

RESOLVED, that the Amended and Restated Management Contract between the Trust, on behalf of the Fund, and GMO, a copy of which is attached hereto, be, and it hereby is, approved; and

RESOLVED, that the officers of the Trust be, and each of them hereby is, authorized to take any and all actions any of them may deem necessary or appropriate to implement the foregoing resolution.

IN WITNESS WHEREOF, the undersigned have executed this Consent as of this      day of             , 2012. This Consent may be executed in two or more counterparts and all counterparts so executed will constitute one instrument.

By:

Name:

Title:

A-1

Attachment

[See Exhibit C of this Proxy Statement for the Form of New Management Contract]

A-2

EXHIBIT B — BOARD CONSIDERATIONS IN APPROVING

CURRENT MANAGEMENT CONTRACT

GMO U.S. Small/Mid Cap Fund

(f/k/a GMO U.S. Small/Mid Cap Value Fund)

In determining to approve the renewal of the management agreement of the Fund (the “Current Management Contract”) for an additional twelve month period commencing June 30, 2012, the Trustees, all but one of whom is not an “interested person” of GMO Trust (the “Trust”), considered information that they believed, in light of the legal advice furnished to them, to be relevant. The Trustees considered separately the management agreement for each series of the Trust (collectively, the “funds”) but also noted that the interests of the funds overlapped to a considerable extent.

As discussed below, at meetings throughout the year, the Trustees considered information relevant to renewal of the Current Management Contract. In addition, at a meeting held on May 11, 2012, the full Board of Trustees met with representatives of Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager”) to discuss, among other things, the investment performance of the funds and various methods for evaluating fund performance. At a separate meeting also held on May 11, 2012 and attended only by the Trustees who are not “interested persons” of the Trust (the “Independent Trustees”), their independent legal counsel and their independent compliance consultant, the Independent Trustees discussed extensive materials provided by the Manager to the Trustees for purposes of considering the renewal of the Current Management Contract. At the conclusion of those meetings, the Independent Trustees instructed their independent legal counsel to request additional information from the Manager, and the Manager provided that information prior to and at a meeting of the Trustees on June 12, 2012. In addition, at the meeting of the Trustees on June 12, 2012, representatives of the Manager met with the Trustees to answer questions.

The Trustees met over the course of the year with the Manager’s investment advisory personnel and considered information provided by the Manager relating to the education, experience, and number of investment professionals and other personnel providing services under the Current Management Contract. The Trustees also considered information concerning the investment philosophy of, and investment process applied by, the Manager in managing the Fund’s portfolio and the level of skill required. In evaluating that information, the Trustees focused particularly on the Manager’s internal resources and the time and attention devoted by the Manager’s senior management to the Fund. The Trustees also considered the business reputation of the Manager and its professional liability insurance coverage.

The Trustees also considered the Fund’s investment performance relative to its performance benchmark, and as compared to funds managed by other managers deemed by third-party data services to have similar objectives. The Trustees reviewed the Fund’s performance, including information as to performance in relation to risk, over various periods, including one-, three-, five-, seven- and ten-year periods and for the life of the Fund, information prepared by the third-party data services, various statistical measures of the Fund’s performance, as well as factors identified by the Manager as contributing to the Fund’s performance. The Trustees considered information provided by the Manager addressing the Fund’s performance. The Trustees also considered the qualifications and experience of the personnel responsible for managing the Fund, the support those personnel received from the Manager, the investment techniques used by the Manager to manage the Fund’s investments, and the overall competence of the Manager.

The Trustees also gave substantial consideration to the fees payable to the Manager under the Current Management Contract and the Fund’s shareholder servicing agreements. The Trustees considered information prepared by a third-party data service concerning fees paid to managers of funds deemed by that service to have similar objectives. In evaluating the Current Management Contract and the Fund’s shareholder servicing fee arrangements, the Trustees took into account the sophistication of the investment techniques used to manage the Fund. The Trustees reviewed information provided by the Manager regarding the Manager’s standard fee rates for separately managed accounts. In comparing the fees, the Trustees considered information provided by the Manager regarding the generally broader scope of services provided by the Manager to the Fund in comparison

B-1

to the Manager’s separate account clients and the expenses and risks borne by the Manager as a result of the more extensive regulatory and tax regimes to which the Fund is subject. The Trustees also reviewed information provided by the Manager regarding its profits on the management and shareholder services (excluding distribution services) it provided to the Fund and the Trust. In considering that information, the Trustees took into account so-called “fallout benefits” to the Manager and also possible reputational value derived from serving as investment manager to the Fund. The Trustees considered the ability of the funds of the Trust to establish a public record of their performance also to be a potential fallout benefit to the Manager because of the opportunity that record might create for the Manager to increase assets under management by, for example, attracting new clients, entering into sub-advisory relationships with other fund groups, and/or expanding existing client relationships. The Trustees also considered that the fee charged under the Current Management Contract is based on services provided by the Manager that are in addition to, rather than duplicative of, services provided under the management agreements of exchange-traded funds (“ETFs”) and other funds, including other funds of the Trust, in which it may invest. The Trustees also considered possible economies of scale to the Manager, including the effective fee rate for the Fund on its first dollar of assets and at recent asset levels, and concluded that the fee payable under the agreement appropriately reflected any economies of scale associated with managing the Fund. After reviewing these and related factors, the Trustees concluded, within the context of their overall conclusions regarding the agreement, that the management fee charged to the Fund was reasonable.

In assessing the nature and quality of the services provided by the Manager, the Trustees considered a range of factors in addition to performance. The Trustees considered the rigor and discipline with which the Manager manages the Fund and the extent and quality of the resources, including human resources, brought to bear by the Manager. The Trustees also considered the extent and quality of the non-investment advisory services provided by the Manager, including financial reporting, legal, compliance and administrative services. The Trustees evaluated the Manager’s record with respect to regulatory compliance and compliance with the investment policies of the Fund and other funds of the Trust. The Trustees also evaluated the procedures of the Manager designed to fulfill the Manager’s fiduciary duty to the Fund with respect to possible conflicts of interest, including the Manager’s code of ethics (regulating the personal trading of its officers and employees), the procedures by which the Manager allocates trades among its investment advisory clients, the systems in place to ensure compliance with the foregoing, and the record of the Manager in these matters. The Trustees also received information concerning the Manager’s practices with respect to the execution of portfolio transactions. Finally, the Trustees also considered the Manager’s practices and record with respect to the resolution of trading, net asset value determination, and other errors.

The Trustees considered the scope of the services provided by the Manager to the Fund under the Current Management Contract. The Trustees noted that the Trust’s counsel had advised (and independent legal counsel had confirmed) that, in their experience, the standard of care set forth in the Current Management Contract was typical for mutual fund management agreements. The Trustees noted that the scope of the Manager’s services to the Fund was consistent with the Fund’s operational requirements, including, in addition to seeking to achieve the Fund’s investment objective, compliance with the Fund’s investment restrictions, tax and reporting requirements, and shareholder services. The Trustees considered the Manager’s oversight of non-advisory services provided by persons other than the Manager, considering, among other things, the Fund’s total expenses, the Manager’s reimbursement of certain expenses pursuant to its contractual expense reimbursement arrangement in place with the Fund, and the reputation of the Fund’s other service providers.

After reviewing these factors, among others, the Trustees concluded, within the context of their overall conclusions regarding the agreement, that the nature, extent, and quality of services provided supported the renewal of the Current Management Contract.

Following their review, on June 12, 2012, the Independent Trustees in their capacity as such, and then all Trustees voting together, based on their evaluation of all factors that they deemed to be material, including those factors described above, approved the renewal of the Current Management Contract for an additional twelve-month period commencing June 30, 2012.

B-2

EXHIBIT C — FORM OF NEW MANAGEMENT CONTRACT

AMENDED AND RESTATED MANAGEMENT CONTRACT

Amended and Restated Management Contract executed as of [September 30, 2012] between GMO TRUST, a Massachusetts business trust (the “Trust”) on behalf of its series GMO U.S. Small/Mid Cap Fund (the “Fund”), and GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC, a Massachusetts limited liability company (the “Manager”).

W I T N E S S E T H:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.	SERVICES TO BE RENDERED BY MANAGER TO THE TRUST.

(a) Subject always to the control of the Trustees of the Trust and to such policies as the Trustees may determine, the Manager will, at its expense, (i) furnish continuously an investment program for the Fund and will make investment decisions on behalf of the Fund and place all orders for the purchase and sale of its portfolio securities and (ii) furnish office space and equipment, provide bookkeeping and clerical services (excluding determination of net asset value, shareholder accounting services and the fund accounting services for the Fund being supplied by State Street Bank and Trust Company or such other administrator as the Fund may engage from time to time) and pay all salaries, fees and expenses of officers and Trustees of the Trust who are affiliated with the Manager. In the performance of its duties, the Manager will comply with the provisions of the Agreement and Declaration of Trust and By-laws of the Trust and the Fund’s stated investment objective, policies and restrictions.

(b) In placing orders for the portfolio transactions of the Fund, the Manager will seek the best price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Manager shall consider all factors it deems relevant, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future and financial strength and stability of the broker. Subject to such policies as the Trustees may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused a Fund to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager’s overall responsibilities with respect to the Trust and to other clients of the Manager as to which the Manager exercises investment discretion.

(c) The Manager shall not be obligated under this agreement to pay any expenses of or for the Trust or of or for the Fund not expressly assumed by the Manager pursuant to this Section 1 other than as provided in Section 3.

2.	OTHER AGREEMENTS, ETC.

It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a partner, shareholder, director, officer or employee of, or be otherwise interested in, the Manager, and in any person controlled by or under common control with the Manager, and that the Manager and any person controlled by or under common control with the Manager may have an interest in the Trust. It is also understood that the Manager and persons controlled by or under common control with the Manager have and may have advisory, management service, distribution or other contracts with other organizations and persons, and may have other interests and businesses.

3.	COMPENSATION TO BE PAID BY THE TRUST TO THE MANAGER.

The Fund will pay to the Manager as compensation for the Manager’s services rendered, for the facilities furnished and for the expenses borne by the Manager pursuant to Section 1, a fee, computed and paid monthly at the annual rate of 0.45% of the Fund’s average daily net asset value. Such average daily net asset value of the Fund shall be determined by taking an average of all of the determinations of such net asset value during such month at the close of business on each business day during such month while this Contract is in effect. Such fee shall be payable for each month within five (5) business days after the end of such month.

In the event that expenses of the Fund for any fiscal year should exceed the expense limitation on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Trust are qualified for offer and sale, the compensation due the Manager for such fiscal year shall be reduced by the amount of such excess by a reduction or refund thereof. In the event that the expenses of the Fund exceed any expense limitation which the Manager may, by written notice to the Trust, voluntarily declare to be effective with respect to the Fund, subject to such terms and conditions as the Manager may prescribe in such notice, the compensation due the Manager shall be reduced, and, if necessary, the Manager shall bear the Fund’s expenses to the extent required by such expense limitation.

If the Manager shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

4.	ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS OF THIS CONTRACT.

This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment; and this Contract shall not be amended unless such amendment is approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager.

5.	EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.

This Contract shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

(a) Either party hereto may at any time terminate this Contract by not more than sixty days’ written notice delivered or mailed by registered mail, postage prepaid, to the other party, or

(b) If (i) the Trustees of the Trust or the shareholders by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees of the Trust who are not interested persons of the Trust or of the Manager, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Contract, then this Contract shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Contract is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Contract as provided herein, the Manager may continue to serve hereunder in a manner consistent with the Investment Company Act of 1940 and the rules and regulations thereunder.

Action by the Trust under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

Termination of this Contract pursuant to this Section 5 shall be without the payment of any penalty.

6.	CERTAIN DEFINITIONS.

For the purposes of this Contract, the “affirmative vote of a majority of the outstanding shares” of the Fund means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

For the purposes of this Contract, the terms “affiliated person”, “control”, “interested person” and “assignment” shall have their respective meanings defined in the Investment Company Act of 1940 and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and the phrase “specifically approve at least annually” shall be construed in a manner consistent with the Investment Company Act of 1940 and the rules and regulations thereunder.

7.	NONLIABILITY OF MANAGER.

In the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager, or reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to any liability to the Trust, or to any shareholder of the Trust, for any act or omission in the course of, or connected with, rendering services hereunder.

8.	INITIALS “GMO”.

The Manager owns the initials “GMO” which may be used by the Trust only with the consent of the Manager. The Manager consents to the use by the Trust of the name “GMO Trust” or any other name embodying the initials “GMO”, in such forms as the Manager shall in writing approve, but only on condition and so long as (i) this Contract shall remain in full force and (ii) the Trust shall fully perform, fulfill and comply with all provisions of this Contract expressed herein to be performed, fulfilled or complied with by it. No such name shall be used by the Trust at any time or in any place or for any purposes or under any conditions except as in this section provided. The foregoing authorization by the Manager to the Trust to use said initials as part of a business or name is not exclusive of the right of the Manager itself to use, or to authorize others to use, the same; the Trust acknowledges and agrees that as between the Manager and the Trust, the Manager has the exclusive right so to authorize others to use the same; the Trust acknowledges and agrees that as between the Manager and the Trust, the Manager has the exclusive right so to use, or authorize others to use, said initials and the Trust agrees to take such action as may reasonably be requested by the Manager to give full effect to the provisions of this section (including, without limitation, consenting to such use of said initials). Without limiting the generality of the foregoing, the Trust agrees that, upon any termination of this Contract by either party or upon the violation of any of its provisions by the Trust, the Trust will, at the request of the Manager made within six months after the Manager has knowledge of such termination or violation, use its best efforts to change the name of the Trust so as to eliminate all reference, if any, to the initials “GMO” and will not thereafter transact any business in a name containing the initials “GMO” in any form or combination whatsoever, or designate itself as the same entity as or successor to an entity of such name, or otherwise use the initials “GMO” or any other reference to the Manager. Such covenants on the part of the Trust shall be binding upon it, its trustees, officers, stockholders, creditors and all other persons claiming under or through it.

9.	LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, GMO TRUST and GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

GMO TRUST

By
Name: Jason Harrison
Title: Clerk

GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

By
Name: J.B. Kittredge
Title: General Counsel

EXHIBIT D—DIRECTORS AND CEO OF GMO

Information about the directors and chief executive officer of GMO is set forth below. Information regarding members of GMO with 10% ownership in voting securities of GMO is also set forth below. The address of each of them is c/o Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts 02110.

Name of Directors and Chief Executive Officer	Principal Occupation(s)

R. Jeremy Grantham*	Chief Investment Strategist, Member of the Board

John Rosenblum	Vice Chairman of the Board

Arjun Divecha	Chairman of the Board; Investment Director – Emerging Markets

Benjamin Inker	Member of the Board; Investment Director – Asset Allocation

Bradley Hilsabeck	Member of the Board; Chief Executive Officer

Forrest Berkley	Member of the Board

Myra Drucker	Member of the Board

Margaret McGetrick	Member of the Board

*	R. Jeremy Grantham, a founding member of GMO, owns 10% or more of the voting securities of GMO.

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EXHIBIT E—INTERESTED TRUSTEE AND OFFICER INFORMATION

The table below contains information concerning Trustees and officers of the Trust who hold positions with GMO or its affiliates. The address of each of them is c/o GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110. Mr. Kittredge is a member of, and has a direct ownership interest in, GMO. As a member of GMO, Mr. Kittredge will benefit from management, shareholder servicing and any other fees paid to GMO and its affiliates by the Fund. None of the other individuals listed below has an ownership or other material direct or indirect interest in GMO and its affiliates.

Name and Date of Birth	Position(s) Held with the Trust	Length of Time Served	Principal Occupation(s) During Past 5 Years[2]

Joseph B. Kittredge, Jr1 DOB: 8/22/1954	Interested Trustee; President and Chief Executive Officer of the Trust	Trustee since March 2010; President and Chief Executive Officer of the Trust since March 2009.	General Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (October 2005-present).

Sheppard N. Burnett DOB: 10/24/1968	Treasurer and Chief Financial Officer	Chief Financial Officer since March 2007; Treasurer since November 2006; Assistant Treasurer, September 2004-November 2006.	Head of Fund Treasury and Tax (December 2006-present), Fund Treasury and Tax Staff (June 2004-November 2006), Grantham, Mayo, Van Otterloo & Co. LLC.

John L. Nasrah DOB: 5/27/1977	Assistant Treasurer	Since March 2007.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (September 2004-present).

Mahmoodur Rahman DOB: 11/30/1967	Assistant Treasurer	Since September 2007.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (April 2007-present); Vice President and Senior Tax Manager, Massachusetts Financial Services Company (January 2000-April 2007).

Jason Nagler DOB: 8/12/1982	Assistant Treasurer	Since September 2011.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (April 2009-present); Audit Senior at Deloitte (August 2007-August 2009); Audit Staff at Deloitte (January 2005-August 2007).

Carolyn Haley DOB: 7/12/1966	Assistant Treasurer	Since June 2009.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (May 2009-present); Treasurer and Chief Compliance Officer, Hambrecht & Quist Capital Management LLC (April 2007-April 2009); Senior Manager, PricewaterhouseCoopers LLP (2003-2007).

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Name and Date of Birth	Position(s) Held with the Trust	Length of Time Served	Principal Occupation(s) During Past 5 Years[2]

John McGinty DOB: 8/11/1962	Chief Compliance Officer	Since March 2011.	Chief Compliance Officer, Grantham, Mayo, Van Otterloo & Co. LLC (July 2009-present); Senior Vice President and Deputy General Counsel (January 2007-July 2009), Vice President and Associate General Counsel (February 2006-December 2006), Fidelity Investments.

Jason B. Harrison DOB: 1/29/1977	Chief Legal Officer, Vice President-Law and Clerk	Chief Legal Officer since October 2010; Vice President-Law since October 2010; Vice President since November 2006; Clerk since March 2006.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (February 2006-present).

David L. Bohan DOB: 6/21/1964	Vice President and Assistant Clerk	Vice President since March 2005; Assistant Clerk since March 2006.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (September 2003-present).

Gregory L. Pottle DOB: 7/09/1971	Vice President and Assistant Clerk	Since November 2006.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (March 2000-present).

Anne K. Trinque DOB: 4/15/1978	Vice President and Assistant Clerk	Since September 2007.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (January 2007-present).

Heather Schirmer DOB: 6/10/1974	Vice President and Assistant Clerk	Since March 2011.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (July 2004-present).

Cheryl Wakeham DOB: 10/29/1958	Vice President and Anti-Money Laundering Officer	Since December 2004.	Manager, Client Service Administration, Grantham, Mayo, Van Otterloo & Co. LLC (June 1993-present).

[1]	Mr. Kittredge is an “interested person” of the Trust, as such term is used in the 1940 Act (an “Interested Trustee”), by virtue of his positions with the Trust and GMO indicated in the table above.

[2]

Each of Messrs. Burnett, Bohan, Kittredge and Pottle and Mses. Haley, Trinque and Schirmer serves as an officer and/or director of certain pooled investment vehicles of which GMO or an affiliate of GMO serves as the investment adviser.

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EXHIBIT F—OWNERSHIP IN GMO RELATED COMPANIES

The table below sets forth information about securities owned by the Trustees and officers of the Fund who are not members of GMO, as of May 31, 2012, of entities controlled by, or under common control with, GMO.

Name of Independent Trustee	Name of Owner(s) and Relationship to Trustee	Company	Title of Class	Value of Securities	% of Class

Donald W. Glazer	Self	GMO Multi-Strategy Fund (Offshore), a private investment company managed by GMO[1]	Limited partnership interest – Class A	$1,187,862	0.82%

*	As part of Mr. Glazer’s work as a consultant, he provides part-time consulting services to Goodwin Procter LLP (“Goodwin”). Goodwin has provided legal services to Renewable Resources, LLC, an affiliate of GMO; GMO, in connection with its relationship with Renewable Resources; and funds managed by Renewable Resources. Mr. Glazer has represented that he has no financial interest in, and is not involved in the provision of, such legal services. In the calendar years ended December 31, 2010 and December 31, 2011, these entities paid $1,238,183 and $230,579, respectively, in legal fees and disbursements to Goodwin. In correspondence with the Staff of the SEC beginning in August 2006, the Independent Trustees’ legal counsel provided the Staff with information regarding Mr. Glazer’s relationship with Goodwin and his other business activities. On September 11, 2007, based on information that had been given to the Staff as of that date, the Staff provided oral no-action assurance consistent with the opinion of the Independent Trustees’ legal counsel that Mr. Glazer is not an “interested person” of the Trust.

[1]	GMO may be deemed to “control” this fund by virtue of its serving as investment manager of the fund and by virtue of its ownership of all the outstanding voting shares of the fund as of May 31, 2012.

None of the other Trustees and officers of the Fund who are not members of GMO owned securities, of entities controlled by, or under common control with, GMO as of May 31, 2012.

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EXHIBIT G—SHARES OUTSTANDING AND BENEFICIAL OWNERSHIP

As of the Record Date (i.e., June 15, 2012), there were 999,748.336 shares outstanding for Class III shares of the Fund.

The table below sets forth the names, addresses and percentage ownership of those shareholders known by the Trust to own beneficially 5% or more of the outstanding Class III shares of the Fund as of May 31, 2012.

CLASS	NAME AND ADDRESS	NUMBER OF SHARES	PERCENT OWNERSHIP

Class III	Mac & Co. FBO Princeton P.O. Box 534005 Pittsburgh, PA 15253	275,650.053	24.10%

Class III	Surdna Foundation Inc. - Global AA 330 Madison Ave., 30th Fl. New York, NY 10017	265,351.574	23.20%

Class III	World Wildlife Fund Inc. 1250 24th Street NW Washington, DC 20037	259,724.703	22.70%

Class III	GMO U.S. Equity Allocation Fund c/o GMO LLC 40 Rowes Wharf Boston, MA 02110	197,159.397	17.24%

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EXHIBIT H—TRUSTEE AND EXECUTIVE OFFICER OWNERSHIP OF THE FUND

The following table sets forth the Trustees’ and executive officers’ of the Trust direct beneficial share ownership in the Fund as of May 31, 2012. The address of each of them is c/o GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110.

Name of Trustee/Officer	Amount of Ownership in Class III shares of the Fund*

Donald W. Glazer (Independent Trustee)	None

Peter Tufano (Independent Trustee)	None

Paul Braverman (Independent Trustee)	None

Joseph B. Kittredge, Jr. (Trustee; President and Chief Executive Officer of the Trust)	None

Sheppard N. Burnett (Treasurer and Chief Financial Officer of the Trust)	1,532.856

*	As of May 31, 2012, the Trustees and officers of the Trust as a group owned 1% or less of the Class III shares (the only share class outstanding) of the Fund.

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FORM OF WRITTEN CONSENT

GMO TRUST

GMO U.S. Small/Mid Cap Fund

Written Consent to Action in Lieu of a Meeting of the Shareholders

The undersigned, holder(s) of shares of the GMO U.S. Small/Mid Cap Fund (the “Fund”), a series of GMO Trust, a Massachusetts business trust (the “Trust”), acting by written consent in lieu of a meeting pursuant to authority contained in Article V, Section 4 of the Trust’s Amended and Restated Agreement and Declaration of Trust, hereby consent and agree, by signing this written consent, to the adoption of the following resolutions and the filing of this Consent with the minutes of the meetings of the shareholders of the Fund, with the same effect as if such action had been taken by vote at a meeting of the shareholders duly called and held. This Consent is solicited on behalf of the Trust’s Board of Trustees (the “Board”).

WHEREAS, at the June 12, 2012 meeting of the Board, the Board, including the Independent Trustees voting separately, approved an Amended and Restated Management Contract with an increase in the management fee paid by the Fund to Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”), the Fund’s investment manager; and

WHEREAS, the Amended and Restated Management Contract also requires approval by the holders of at least a majority of the outstanding shares of the Fund; it is hereby

RESOLVED, that the Amended and Restated Management Contract between the Trust, on behalf of the Fund, and GMO, a copy of which is attached hereto, be, and it hereby is, approved; and

RESOLVED, that the officers of the Trust be, and each of them hereby is, authorized to take any and all actions any of them may deem necessary or appropriate to implement the foregoing resolution.

IN WITNESS WHEREOF, the undersigned have executed this Consent as of this      day of             , 2012. This Consent may be executed in two or more counterparts and all counterparts so executed will constitute one instrument.

By:

Name:

Title: